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                                                                   Exhibit 10.32

                           DEBT RESTRUCTURE AGREEMENT

     The parties to this Debt Restructure Agreement are Cheniere Energy, Inc. ("Cheniere") and Anadrill, Schlumberger Well Services and Dowell, divisions of Schlumberger Technology Corporation (collectively hereinafter referred to as "Schlumberger").

                                R E C I T A L S

     WHEREAS, Cheniere entered into the Subject Contracts (defined below) with Schlumberger pursuant to which Schlumberger provided certain services, materials and equipment in connection with operations performed on State Lease #16017 in Cameron Parish, Louisiana;

     WHEREAS, Schlumberger has previously issued to Cheniere the Subject Invoices (defined below);

     WHEREAS, Cheniere has not been able to pay the Subject Invoices in accordance with their terms and the terms of the Subject Contracts;

     WHEREAS, Schlumberger has filed the Subject M&M Liens (defined below) to secure payment of the Subject Invoices;

     WHEREAS, certain of the Subject Contracts provide for a discount on the dollar amount charged for the services, materials and equipment provided by Schlumberger which is only earned if the applicable Subject Invoices are timely paid;

     WHEREAS, Cheniere has not earned the price discounts that were conditioned on timely payment;

     WHEREAS, the Subject Invoices include price discounts which Cheniere is not entitled to pursuant to the terms of the Subject Contracts;

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cheniere and Schlumberger agree as follows:

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                                   ARTICLE I

                                  DEFINITIONS

     The following terms, as used in this Agreement, shall have the meanings indicated below, unless the context otherwise requires:

     1.01 "AGREEMENT" means this Debt Restructure Agreement.

     1.02 "CHENIERE" means Cheniere Energy, Inc.

     1.03 "CLOSING" shall mean the occurrence of all of the actions described in Article IV.

     1.04 "DECEMBER PAYMENT" means a payment by Cheniere to Schlumberger in the amount of Three Hundred Sixty Thousand Dollars ($360,000) to be made on or before December 30, 1999 and to be applied in the manner specified in Article III.

     1.05 "ENCAP" means Encap Energy Capital Fund III, L.P.

     1.06 "EVENT OF DEFAULT" shall mean the occurrence of any of the events set forth in Section 10.01.

     1.07 "MORTGAGE" means the Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement substantially in the form attached hereto as Exhibit A.

     1.08 "NOTE" means a Promissory Note in the original principal amount of One Million One Hundred Seventeen Thousand Five Hundred Sixty-Nine and 84/100 Dollars ($1,117,569.84), dated January 4, 2000, executed by Cheniere in favor of Schlumberger substantially in the form attached hereto as Exhibit B.

     1.09 "SCHLUMBERGER" means Schlumberger Technology Corporation, including its Dowell, Schlumberger Well Services and Anadrill divisions.

     1.10 "SCHLUMBERGER ORIGINAL CLAIM" means the indebtedness of Cheniere under the Subject Contracts after charging back any price discounts which were initially issued by Schlumberger but Cheniere failed to earn due to failure to timely pay the Subject Invoices, plus interest and legal fees.

     1.11 "SUBJECT CONTRACTS" means the Service Order Receipts and Contracts entered into by Schlumberger and Cheniere in connection with the provision of services, equipment and materials for operations on the State Lease #16017.

     1.12 "SUBJECT INVOICES" means the invoices identified in Exhibit C.

     1.13 "SUBJECT M&M LIENS" means the following mechanic's and materialman's liens which were filed in Cameron Parish as to the State Lease #16017:

                                                                    Filing
        Claimant                Amount        Date of Filing      Information
        --------                ------        --------------     ------------
Dowell                        $751,585.09         12/20/99       File #262981
Schlumberger Well Services    $537,380.59         12/20/99       File #262982
Anadrill                      $172,459.12         12/20/99       File #262980

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     1.14 "SUBORDINATION AGREEMENT" means an agreement between Cheniere,
Schlumberger and Encap substantially in the form of Exhibit D.

     1.15 "THREE PARTY AGREEMENT" means an agreement between Cheniere, Schlumberger and Encap substantially in the form of Exhibit E.


                                  ARTICLE II

                                ACKNOWLEDGMENTS

     2.01 DEBT. Prior to crediting the December Payment, and after allowance for all claims and offsets, Cheniere was indebted to Schlumberger for services, materials and equipment furnished pursuant to the Subject Contracts in the amount of One Million Four Hundred Sixty Thousand Five Hundred Sixty-Nine and 84/100 Dollars ($1,460,569.84), plus (i) the unearned discounts, (ii) interest, and (iii) legal fees and expenses.

     2.02 SCHLUMBERGER'S PERFORMANCE. Schlumberger fully satisfied all of its obligations under the Subject Contracts, including, but not limited to, all representations and warranties whether express or otherwise.

     2.03 SUBJECT M&M LIENS. The Subject M&M Liens are valid, properly perfected and encumber Cheniere's interest in the property described therein.

                                  ARTICLE III

                                DECEMBER PAYMENT

     The sum of Three Hundred Sixty Thousand Dollars ($360,000) has been paid by Cheniere to Schlumberger on or before December 30, 1999. The December Payment shall be applied first against all legal fees and expenses incurred by Schlumberger as a result of Cheniere's breach of the Subject Contracts, including those incurred in connection with (i) the preparation of the Subject M&M Liens, and (ii) negotiation and drafting of this Agreement and the various documents provided for herein.

                                   ARTICLE IV

                                    CLOSING

     4.01 CLOSING. The Closing shall be held on or before January 4, 2000, provided that all conditions to Closing have been satisfied or waived. The Closing shall be held at the offices of Ware, Snow, Fogel, Jackson & Greene, L.L.P., whose address is 1111 Bagby, 49th Floor, Houston, Texas 77002.

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     4.02 DELIVERY BY CHENIERE TO SCHLUMBERGER AT CLOSING.  Cheniere shall deliver or cause to be delivered to Schlumberger duly executed originals of the following:

          a.   the Note;

          b.   the Mortgage;

          c.   financing statements;

          d.   the Three Party Agreement; and

          e.   the Subordination Agreement.

     4.03 DELIVERY BY ENCAP AT CLOSING. Encap shall deliver or cause to be delivered to Schlumberger and Cheniere duly executed originals of the following:

          a.   the Three Party Agreement; and

          b.   the Subordination Agreement.

     4.04 DELIVERY BY SCHLUMBERGER AT CLOSING. Schlumberger shall deliver or cause to be delivered to Encap and Cheniere duly executed originals of the following:

          a.   the Three Party Agreement; and

          b.   the Subordination Agreement.


                                   ARTICLE V

                                   CONDITIONS

     5.01 CONDITIONS TO OBLIGATIONS OF CHENIERE.     The obligations of Cheniere
hereunder are subject to the satisfaction, unless waived in writing by Cheniere, at its option and in its sole discretion, on or before the Closing of the conditions set forth below:

          a. Performance of Covenants and Agreements. Schlumberger shall have performed and complied with all covenants, agreements and obligations contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

          b. Delivery by Encap. Encap shall have delivered to Schlumberger and Cheniere duly executed originals of the Three Party Agreement and the Subordination Agreement.

     5.02 CONDITIONS TO OBLIGATIONS OF SCHLUMBERGER. The obligations of Schlumberger hereunder are subject to the satisfaction, unless waived in writing by Schlumberger, at its option and in its sole discretion, on or before the Closing of the conditions set forth below:

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          a.  Representations and Warranties of Cheniere to be True and Correct.
     The representations and warranties of Cheniere contained in this Agreement shall be true and correct in all material respects on and as of the Closing, with the same effect as though such representations and warranties had been made on and as of each such date.

          b. Performance of Covenants and Agreements. Cheniere shall have performed and complied with all covenants, agreements and obligations contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

          c. Consents and Litigation. Cheniere shall have obtained all required third party consents to the transactions contemplated by this Agreement and all statutory requirements for valid consummation of the transactions contemplated by this Agreement shall have been fulfilled and all necessary governmental consents, approvals or authorizations shall have been obtained. There shall not then exist any filed or threatened suit, action or other proceeding (including any investigation of any governmental agency) to restrain or invalidate the transactions contemplated by this Agreement and no order, writ, injunction, or decree shall have been entered or be in effect that restrains, enjoins or limits the transactions contemplated by this Agreement.

          d. Delivery by Encap. Encap shall have delivered to Schlumberger and Cheniere duly executed originals of the Three Party Agreement and the Subordination Agreement.

          e. Supporting Documents. Schlumberger and its counsel shall have received prior to or at the Closing reasonably satisfactory evidence that Cheniere has full power and authority, and has taken all corporate actions necessary to execute and deliver this Agreement and consummate the transactions contemplated hereby and perform all of its obligations hereunder.

                                   ARTICLE VI

                                    RELEASES

     6.01 RELEASE BY CHENIERE. Cheniere acknowledges, confesses and agrees that, to the extent that any facts, events or conditions which, either now or with the passage of time or the giving of notice, or both, constitute or will constitute a basis for any claims, actions, demands, or causes of action of whatever kind or character, whether joint or several, whether known or unknown, which may have arisen or accrued prior to the date of execution of this Agreement, including, but not limited to, any claim, demand, cause of action or liability for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys' fees, and/or liabilities whatsoever (including any defense, counterclaim or right of setoff to the payment or performance of any obligations or indebtedness of Cheniere), whenever incurred or suffered by it, including, without limitation, any claim, demand, action, damage, liability, loss, cost, expense, and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from any breach of any duty of fair dealing, care, or any other duty, undue influence, duress, economic coercion, negligence, willful misconduct, bad faith, intentional or negligent infliction of distress or harm, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract,

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failure to perform any obligation under any of the Subject Contracts, deceptive trade practices, libel, slander, conspiracy, interference with business, usury, strict liability, lender liability, breach of warranty or representation, fraud, or any other claim or cause of action (herein being collectively referred to as "Claims"), it hereby, for itself, its subsidiaries, its representatives, agents, officers, directors, employees, shareholders, successors, heirs and assigns (collectively called the "Releasing Parties"), knowingly and willfully, fully, finally and completely release, discharge, waive and acquit Schlumberger and its respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns (collectively called the "Released Parties") from the Claims. The Releasing Parties further covenant and agree that, to the extent they, jointly and severally, are aware of any specific or general claim, cause of action or liability, facts, events, or conditions which, either now or with the passage of time or the giving of notice, or both, constitute or will constitute a basis for any claim, action, demand, or cause of action of whatever kind or character, that they possess, jointly or severally, against any or all of the Released Parties, such specific or general claim, cause of action or liability, fact, event, or condition is or are specifically delineated above, constitutes a claim or claims as defined in this paragraph, and are fully subject to and included within the release contained herein. It is the intent of all parties hereto that upon Closing all Claims shall be released and extinguished. IT IS EXPRESSLY AGREED THAT THE CLAIMS RELEASED HEREBY INCLUDE THOSE ARISING FROM OR IN ANY MANNER ATTRIBUTABLE TO THE NEGLIGENCE (SOLE, CONCURRENT, ORDINARY OR OTHERWISE), WILLFUL MISCONDUCT, OR OTHER CONDUCT OF ANY OF THE RELEASED PARTIES. Notwithstanding any provision of this Agreement this section shall remain in full force and effect and shall survive the delivery and payment of the Note, and the making, extension, renewal, modification, amendment or restatement of any thereof.

     6.02 RELEASE BY SCHLUMBERGER. Effective as of the Closing, Schlumberger agrees to waive and release its right to charge back the unearned price discounts which were included within the Schlumberger Original Claim. This release does not in any way impair or affect any other claim or right of Schlumberger.

                                  ARTICLE VII

                          REPRESENTATIONS OF CHENIERE

     Cheniere agrees and represents and warrants to Schlumberger as follows:

     7.01 ORGANIZATION. Cheniere is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     7.02 AUTHORITY AND CONFLICTS. Cheniere has full corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Cheniere does not, and the consummation of the transactions contemplated by this Agreement shall not, (i) violate or be in conflict with, or require the consent of any person or entity under, any provisions of Cheniere's Articles of Incorporation or other governing documents,
(ii) except as set forth on Schedule 7.02, conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both, would constitute a default) under, or require any consent, authorization or approval under any agreement or instrument to which Cheniere is a party or is bound, or (iii) violate any provision of or require any consent, authorization or approval under

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any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to Cheniere.


     7.03 AUTHORIZATION. The execution and delivery of this Agreement have been and the performance of this Agreement and the transactions contemplated hereby shall be at the time required to be performed hereunder, duly and validly authorized by all requisite corporate action on the part of Cheniere.

     7.04 ENFORCEABILITY. This Agreement has been duly executed and delivered on behalf of Cheniere, and constitutes a legal, valid and binding obligation of Cheniere enforceable in accordance with its terms, subject to applicable bankruptcy laws, insolvency, moratorium and reorganization laws generally affecting the enforcement of creditors' rights.


                                  ARTICLE VIII

                        REPRESENTATIONS OF SCHLUMBERGER

     Schlumberger agrees and represents and warrants to Cheniere as follows:

     8.01 AUTHORIZATION. The execution and delivery of this Agreement have been and the performance of this Agreement and the transactions contemplated hereby shall be at the time required to be performed hereunder, duly and validly authorized by all requisite corporate action on the part of Schlumberger.

     8.02 ENFORCEABILITY. This Agreement has been duly executed and delivered on behalf of Schlumberger, and constitutes a legal, valid and binding obligation of Schlumberger enforceable in accordance with its terms, subject to applicable bankruptcy laws, insolvency, moratorium and reorganization laws generally affecting the enforcement of creditors' rights.

                                   ARTICLE IX

                                   MORATORIUM

     Prior to the occurrence of an Event of Default, Schlumberger shall not (i) take any action to foreclose the Subject M&M Liens, (ii) amend the Subject M&M Liens to name working interest owners in addition to Cheniere, or (iii) file any suit or action against Cheniere to collect the indebtedness.

                                   ARTICLE X

                                    DEFAULT

     10.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default by Cheniere hereunder:

          (a) Any payment provided for under the Note is not paid when due, whether by lapse of time or acceleration or otherwise unless the default is fully cured within five (5) calendar days after Schlumberger has given Cheniere written notice thereof, provided

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     that Schlumberger shall not be required to provide such notice more than once during the term of the Note.

          (b) Cheniere fails to perform, observe or comply with--or defaults under--any of the terms, covenants, conditions or provisions contained in the Note, the Mortgage, the Debt Restructure Agreement or the Three Party Agreement (other than any such failure or default described in one of the other subparagraphs of this paragraph) unless the failure or default is fully cured within the lesser of (i) thirty (30) calendar days after Schlumberger has given Cheniere written notice thereof, and (ii) the cure period specified in the applicable agreement;

          (c) Cheniere defaults under any of the terms, covenants, conditions or provisions contained in any agreement with Encap including any note, mortgage or credit agreement, unless the failure or default is fully cured within the period permitted in the applicable agreement;

          (d) Encap terminates or defaults on any term or condition of the Three Party Agreement or the Subordination Agreement;

          (e) Cheniere (i) voluntarily suspends transactions of business; (ii) becomes insolvent or unable to pay its debts as they mature; (iii) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of any receiver or trustee for any such part or for any substantial portion of its property, or (vi) makes an assignment to an agent authorized to liquidate any substantial part of its assets;

          (f) In respect of Cheniere (i) an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor's arrangement of any such party, (ii) an order of any court or other authority shall be entered appointing any receiver or trustee for Cheniere or for any substantial portion of its property, or (iii) a writ or warrant of attachment or any similar process shall be issued by any court or other authority against any material portion of the property of Cheniere and such petition seeking liquidation, reorganization or a creditors' arrangement or such order appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment or similar process is not vacated, released or bonded off within ninety (90) days after its entry or levy;

          (g) the dissolution, liquidation or termination of Cheniere;

          (h) Cheniere shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud any of its creditors, or make or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or, while insolvent, shall have suffered or permitted any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within sixty (60) days from its date; or

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          (i) Any representation or warranty by Cheniere contained (i) in this
     Agreement, (ii) the Mortgage, (iii) the Three Party Agreement, (iv) the Subordination Agreement, or (v) the Note shall prove to have been false or incorrect in any material respect on any date on or as of which made.

     10.02 REMEDIES. If any Event of Default shall occur, Schlumberger may protect and enforce its rights under the Note, Mortgage, Three Party Agreement and Subordination Agreement by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement, and Schlumberger may enforce payment of any obligations due it or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Schlumberger under this Agreement, the Note, Mortgage, Three Party Agreement and Subordination Agreement shall be deemed cumulative and not exclusive of any other rights or remedies.

                                  ARTICLE XI

                                 MISCELLANEOUS

     11.01 GOVERNING LAW. This Agreement and all instruments executed in accordance with it shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to conflict-of-law rules that would direct application of the laws of another jurisdiction, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the assets are located, shall apply.

     11.02 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including all exhibits attached hereto and made a part hereof constitute the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such transactions. No amendment of this Agreement shall be binding unless executed in writing by all parties.

     11.03 WAIVER. No waiver by a party of any of the provisions of this Agreement (a) shall be binding unless executed in writing by such party, (b) shall be deemed or shall constitute a waiver by such party of any other provision hereof (whether or not similar), and (c) shall not constitute a continuing waiver by such party.

     11.04 TRANSFERS. Except as expressly provided herein to the contrary, neither party hereto shall transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, and any such transfer made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted transferees.

     11.05 NOTICES. Any notice, request, consent, approval, waiver or other communication provided or permitted to be given under this Agreement shall be in writing and shall be delivered in person or sent by U.S. mail, overnight courier or fax to the appropriate addresses set forth below. Any such communication shall be effective upon actual receipt; provided, however, that in the case of delivery by fax after the normal business hours of the recipient, such

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communication shall be effective on the next Business Day following the transmission of such fax. For purposes of notice, the addresses of the parties shall be as follows:

          If to Cheniere:

          Cheniere Energy, Inc.
          Two Allen Center, Suite 1740
          1200 Smith Street
          Houston, TX  77002

          If to Schlumberger:

          Pre D. Moss, Jr.
          Schlumberger Technology Corporation
          1325 South Dairy Ashford, Suite 300
          Houston, TX  77077

          With a copy to:

          Phil F. Snow
          Ware, Snow, Fogel, Jackson & Greene, L.L.P.
          1111 Bagby, 49th Floor
          Houston, TX  77002

Each party shall have the right, upon giving ten (10) days' prior notice to the other party in the manner provided in this section, to change its address for purposes of notice.

     11.06 EXPENSES. Cheniere shall be solely responsible for all costs and expenses incurred by it and Schlumberger in connection with the transactions contemplated hereby.

     11.07 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner with respect to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible. The obligations of the parties hereunder are severable and not joint.

     11.08 COUNTERPARTS. This Agreement may be executed in counterparts (including faxed counterparts). Each such counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the 4th day of January, 2000.


                                CHENIERE ENERGY, INC.


                                BY:
                                   --------------------------------------
                                    Walter Williams, Vice Chairman of the
                                    Board

                              SCHLUMBERGER TECHNOLOGY CORPORATION


     By:
        ----------------------------------
          PRE D. MOSS, JR., CREDIT MANAGER

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